Exhibit 99.1

Allison Announces Repricing of $508 Million Term Loan due 2031

INDIANAPOLIS, June 16, 2026 – Allison Transmission Holdings, Inc. (NYSE: ALSN) (“Allison” or the “Company”), a global leader in high-performance mobility and work solutions, today announced that on June 11, 2026 it completed an opportunistic repricing of its existing $508 million term loan due March 13, 2031 (the “Term Loan”) through an amendment (the “Amendment”) to its second amended and restated credit agreement (as amended, the “Credit Agreement”).

The Amendment reduced the applicable interest rate margin on the Term Loan by 25 basis points, resulting in an interest rate margin that is either 1.50% per annum for SOFR loans or 0.50% per annum for base rate loans. The Term Loan maturity date of March 13, 2031 and all other material provisions under the Credit Agreement remain unchanged.

“The interest rate reduction on our Term Loan will reduce annual cash interest expense by approximately $1.3 million,” said Allison’s Chief Financial Officer and Treasurer, Scott Mell. “This repricing transaction reaffirms Allison’s commitment to prudent balance sheet management and its well-defined approach to capital structure and allocation.”

About Allison Transmission

Allison Transmission Holdings, Inc. (NYSE: ALSN) is a global leader in high-performance mobility and work solutions built for the needs of the modern industrial world. Allison operates through two business units: Allison Transmission and Allison Off-Highway Drive & Motion Systems. Headquartered in Indianapolis, Indiana, USA, the Company manufactures solutions which offer industry-leading value propositions across vital sectors such as infrastructure, mining, energy, agriculture, construction, transportation and national security. For over 110 years, Allison has been recognized as a reliable partner of choice, keeping essential industries moving anytime, in over 150 countries around the world. For more information, visit https://allisontransmission.com.

Forward-Looking Statements

This press release contains forward-looking statements. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “commit” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: the significant costs we are expected to incur in connection with the integration of the Off-Highway Drive & Motion Systems business of Dana Incorporated (now referred to as the “Allison Off-Highway Business”); our ability to successfully integrate the Allison Off-Highway Business and its operations in the expected time frame; our ability to realize all of the anticipated benefits from the integration of the Allison Off-Highway Business and its operations and to effectively manage our expanded operations; our participation in markets that are competitive; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs, including with respect to electric hybrid and fully electric commercial vehicles; increases in cost, disruption of supply or shortage of labor, freight, raw materials, energy or components used to manufacture or transport our products or those of our customers or suppliers, including as a result of geopolitical risks, natural disasters, extreme weather events, wars and public health crises such as pandemics; global economic volatility; general economic and industry conditions, including the risk of prolonged inflation and recession; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers or suppliers; the highly cyclical industries in which certain of our end users operate; uncertainty in the global regulatory and business environments in which we operate; the concentration of our net sales in our top five customers and the loss of any one of these customers; cybersecurity risks to our operational systems, security systems or infrastructure owned by us or our third-party vendors and suppliers; the failure of markets outside North America to increase adoption of fully automatic transmissions; the success of our research and development efforts, the outcome of which is uncertain; U.S. and foreign defense spending; risks associated with our international operations, including acts of war and increased trade protectionism and tariffs; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to identify, consummate and effectively integrate acquisitions and collaborations; and risks related to our indebtedness.

Contact

Jackie Bolles

Executive Director, Treasury and Investor Relations

ir@allisontransmission.com

(317) 242-7073